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                                                               EXHIBIT 99 (N)(3)


INDEPENDENT AUDITORS' CONSENT

ANZ Exchangeable Preferred Trust II:

We consent to the inclusion in this Pre-Effective Amendment No. 1 to Registration Statement Nos. 333-65849 and 811-09069 of ANZ Exchangeable Trust II (the "Trust") on Form N-2 of our report dated November 6, 1998 relating to the audit of the statement of assets and liabilities of the Trust and to the reference to us under the heading "Experts" in the Prospectus, which is a part of this Registration Statement.


[SIGNATURE OF DELOITTE AND TOUCHE APPEARS HERE]

Deloitte & Touche LLP
Princeton, New Jersey
November 6, 1998